UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2018

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Bigfoot Project Investments, Inc.

570 El Camino Real NR-150

Redwood City, CA 94063

(Address of principal executive offices)

(415) 518-8494

(Company’s Telephone Number)

With a copy to the Company’s legal counsel:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement.

On August 10th, 2018, Bigfoot Project Investments finalized negotiations with EMA Financial. The settlement agreement terms settle the outstanding convertible note for $40,000. The interest rate reverts to the original 10% from the convertible note and the conversion rate reverts to the 50% discount rate. Additional terms include a leak out agreement specifying that in the event of any conversion EMA agrees to sell up to 15% of the average daily value of the Company’s common stock. No conversions have been executed on the settlement agreement.

On August 13th, 2018, Bigfoot Project Investments entered final negotiations with a merger candidate after presented with financials showing 3 million in gross revenue for 2017 and year to date 2018 gross revenue of 3.7 million. Once the terms are finalized the Companies will be executing a Letter of Intent and entering into the due diligence process to determine final terms on the merger.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The forgoing descriptions of the Securities Purchase Agreement and the Note are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: August 13, 2018	By:	/s/ Tom Biscardi
Tom Biscardi
CEO